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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: 303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On March 30, 2005, MarkWest Energy Partners, L.P. (the "Partnership") announced that it would be unable to complete and timely file its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission.

        During the course of completing its financial reporting processes for its 2004 Annual Report on Form 10-K, the Partnership identified certain material weaknesses in its internal control over financial reporting. The weaknesses principally relate to the accounting control functions for the Partnership's Southwest business unit. The operations of the Partnership's Southwest business unit acquired in 2003 and 2004 were accounted for in more than one location. The Partnership made the decision to consolidate all of the accounting functions of its Southwest business unit to one combined office following the East Texas acquisition in the third quarter of 2004. This consolidation was implemented during the fourth quarter of 2004. In connection with completing its financial reporting process, the Partnership identified that the Southwest business unit's accounts receivable processing activities, account reconciliations, accrual and cutoff procedures for certain accounts, and review procedures, were not prepared or were not completed in a timely manner.

        The Partnership is devoting a substantial amount of its resources to complete its financial statements and related audit, and intend to file its Form 10-K as soon as possible.

        The Partnership's press release dated March 30, 2005 concerning these matters is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits

        The exhibit identified below is filed as part of this report:

        Exhibit 99.1 Press Release of the Partnership dated March 30, 2005 regarding the delayed filing of its Annual Report on Form 10-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarkWest Energy Partners, L.P. (Registrant)
	By:	MarkWest Energy GP, L.L.C. its General Partner
Date: March 31, 2005	By:	/s/ JAMES G. IVEY
	Name:	James G. Ivey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of the Partnership dated March 30, 2005 regarding the delayed filing of its Annual Report on Form 10-K.

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  Item 8.01 Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX